Exhibit 99.1

Ark Restaurants Announces Financial Results for the
Third Quarter of 2018

CONTACT:

Michael Weinstein

(212) 206-8800
mweinstein@arkrestaurants.com

NEW YORK, New York – August 13, 2018 -- Ark Restaurants Corp. (NASDAQ:ARKR) today reported financial results for the third quarter ended June 30, 2018.

Total revenues for the three-month period ended June 30, 2018 were $44,800,000 versus $41,350,000 for the three months ended July 1, 2017. The three-month period ended June 30, 2018 includes revenues of $3,618,000 related to Sequoia DC which was closed for renovation for most of three-month period ended July 1, 2017. The three-month period ended July 1, 2017 includes revenues of $609,000 related to one property closed prior to fiscal 2018.

Total revenues for the nine-month period ended June 30, 2018 were $119,428,000 versus $114,410,000 for the nine months ended July 1, 2017. The nine-month period ended June 30, 2018 includes revenues of $7,152,000 related to Sequoia DC versus $2,510,000 for the same period last year. Sequoia DC was closed for renovation for the entire second quarter and most of third quarter of 2017. The nine-month period ended July 1, 2017 includes revenues of $3,867,000 related to three properties that were closed prior to fiscal 2018.

Company-wide same store sales increased 2.3% for the three-month period ended June 30, 2018 compared to the same three month period last year.

The Company’s EBITDA, adjusted for non-controlling interests, for the three-month period ended June 30, 2018 was $4,773,000 versus $3,155,000 during the same three-month period last year.

The Company’s EBITDA from restaurant operations, adjusted for non-controlling interests, for the nine-month period ended June 30, 2018 was $7,615,000 versus $6,313,000 during the same nine-month period last year. EBITDA from restaurant operations for the nine-months ended July 1, 2017 excludes a gain of $1,637,000 recognized in connection with the sale of real estate.

Net income for the three-month period ended June 30, 2018 was $2,657,000 or $0.77 per basic share, $0.75 per diluted share, compared to $1,386,000 or $0.40 per basic, $0.39 per diluted share, for the same three-month period last year.

Net income for the nine-month period ended June 30, 2018 was $3,648,000 or $1.06 per basic, $1.03 per diluted share, compared to $2,727,000, or $0.80 per basic share, $0.77 per diluted share, for the same six-month period last year.

On July 29, 2018, the Company’s President and Chief Financial Officer, Robert J. Stewart, passed away at the age of 61. Bob was elected as Chief Financial Officer in June 2002 and joined the Board of Directors in March 2012. In 2013 he was elected President. Prior to joining Ark, Bob was a Chief Financial Officer and Executive Vice President at Fortis Capital Holdings and held senior financial and audit positions in Skandinaviska Enskilda Banken in their New York, London and Stockholm offices.

Bob had great integrity, strength of character, and had a genuine desire to be a good friend to all around him. Being a good friend was natural to Bob and he easily succeeded in this as he did in every aspect during his 17 years with Ark. He was loved by everyone at the Company.

On December 22, 2017, the 2017 Tax Cuts and Jobs Act (the “Tax Act”) was enacted into law and the new legislation contains several key tax provisions that affected us, including a reduction of the corporate income tax rate to 21% effective January 1, 2018. We were required to recognize the effect of the tax law changes in the period of enactment, such as determining the transition tax, remeasuring our U.S. deferred tax assets and liabilities, and reassessing the net realizability of our deferred tax assets and liabilities. In December 2017, the Securities and Exchange Commission (the “SEC”) staff issued Staff Accounting Bulletin No. 118, Income Tax Accounting Implications of the Tax Cuts and Jobs Act, which allows us to record provisional amounts during a measurement period not to extend beyond one year of the enactment date. As a result, income tax expense reported for the six-months ended March 31, 2018 was adjusted to reflect the effects of the change in the tax law and resulted in a discrete income tax benefit of approximately $1.2 million. While we were able to make a reasonable estimate of the impact of the reduction in the corporate tax rate, it may be affected by other analyses related to the Tax Act. Accordingly, the Company’s accounting for impact of the Tax Act remains incomplete as of June 30, 2018.

Ark Restaurants owns and operates 20 restaurants and bars, 19 fast food concepts and catering operations primarily in New York City, Florida, Washington, D.C, Las Vegas, NV and the gulf coast of Alabama. Five restaurants are located in New York City, two are located in Washington, D.C., five are located in Las Vegas, Nevada, three are located in Atlantic City, New Jersey, one is located in Boston, Massachusetts, two are located on the east coast of Florida and two are located on the Gulf Coast of Alabama. The Las Vegas operations include four restaurants within the New York-New York Hotel & Casino Resort and operation of the hotel’s room service, banquet facilities, employee dining room and six food court concepts; and one restaurant within the Planet Hollywood Resort and Casino. In Atlantic City, New Jersey, the Company operates a restaurant and a bar in the Resorts Atlantic City Hotel and Casino and a restaurant in the Tropicana Hotel and Casino. The operations at the Foxwoods Resort Casino consist of one fast food concept. In Boston, Massachusetts, the Company operates a restaurant in the Faneuil Hall Marketplace. The Florida operations include the Rustic Inn in Dania Beach, Florida and Shuckers, located in Jensen Beach and the operation of five fast food facilities in Tampa, Florida and seven fast food facilities in Hollywood, Florida, each at a Hard Rock Hotel and Casino operated by the Seminole Indian Tribe at these locations. In Alabama, the Company operates two Original Oyster Houses, one in Gulf Shores, Alabama and one in Spanish Fort, Alabama.

Except for historical information, this news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve unknown risks, and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that might cause such differences are discussed in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results could differ materially from those anticipated in these forward-looking statements, if new information becomes available in the future.

ARK RESTAURANTS CORP.
Consolidated Statements of Income
For the 13 and 39-week periods ended June 30, 2018 and July 1, 2017

(In Thousands, Except per share amounts)

	13 weeks ended	13 weeks ended	39 weeks ended	39 weeks ended

	June 30,	July 1,	June 30,	July 1,
	2018	2017	2018	2017

TOTAL REVENUES	$44,800	$41,350	$119,428	$114,410

COST AND EXPENSES:

Food and beverage cost of sales	11,874	11,227	31,832	30,814
Payroll expenses	14,685	13,776	41,386	39,402
Occupancy expenses	4,683	4,541	13,833	13,037
Other operating costs and expenses	5,658	5,398	15,972	15,390
General and administrative expenses	2,859	2,955	8,461	8,699
Depreciation and amortization	1,255	1,006	3,837	3,541

Total costs and expenses	41,014	38,903	115,321	110,883

RESTAURANT OPERATING INCOME	3,786	2,447	4,107	3,527

Gain on sale of Rustic Inn, Jupiter property	—	—	—	1,637

OPERATING INCOME	3,786	2,447	4,107	5,164

OTHER (INCOME) EXPENSE:

Interest expense, net	299	178	791	344
Total other expense, net	299	178	791	344

INCOME BEFORE PROVISION FOR INCOME TAXES	3,487	2,269	3,316	4,820

Provision for income taxes	562	585	(661)	1,338

CONSOLIDATED NET INCOME	2,925	1,684	3,977	3,482

Net (income) loss attributable to non-controlling interests	(268)	(298)	(329)	(755)

NET INCOME ATTRIBUTABLE TO ARK RESTAURANTS CORP.	$2,657	$1,386	$3,648	$2,727

NET INCOME PER ARK RESTAURANTS CORP. COMMON SHARE:
Basic	$0.77	$0.40	$1.06	$0.80
Diluted	$0.75	$0.39	$1.03	$0.77

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	3,440	3,424	3,436	3,424
Diluted	3,558	3,549	3,554	3,532

EBITDA Reconciliation:
Restaurant operating income	$3,786	$2,447	$4,107	$3,527
Interest expense, net	(299)	(178)	(791)	(344)
Restaurant income before provision for income taxes	3,487	2,269	3,316	3,183
Gain on sale of Rustic Inn, Jupiter property	—	—	—	1,637
Pre tax income	$3,487	$2,269	$3,316	$4,820
Depreciation and amortization	1,255	1,006	3,837	3,541
Interest expense, net	299	178	791	344
EBITDA (a)	$5,041	$3,453	$7,944	$8,705

EBITDA, adjusted for non-controlling interests and Rustic Inn, Jupiter gain:
EBITDA (as defined) (a)	$5,041	$3,453	$7,944	$8,705
Net (income) loss attributable to non-controlling interests	(268)	(298)	(329)	(755)
Gain on sale of Rustic Inn, Jupiter property	—	—	—	(1,637)
EBITDA from restaurant operations, as adjusted	$4,773	$3,155	$7,615	$6,313

(a)  EBITDA is defined as earnings before interest, taxes, depreciation and amortization.  Although EBITDA is not a measure of performance or  liquidity calculated in accordance with generally accepted accounting principles ("GAAP"), the Company believes the use of this non-GAAP financial measure enhances an overall understanding of the Company's past financial performance as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity.  However, investors should not consider this measure in isolation or as a substitute for net income (loss), operating income (loss), cash flows from operating activities  or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies.  A reconciliation of EBITDA to the most comparable GAAP financial measure, pre-tax income, is included above.